Exhibit 3.3
                          AMENDED AND RESTATED BYLAWS
                                       OF
                              MICREL, INCORPORATED
                           (A California Corporation)

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                               TABLE OF CONTENTS
                                                                          Page

ARTICLE I                                                                   1
   1.1   PRINCIPAL OFFICE                                                   1
   1.2   OTHER OFFICES                                                      1

ARTICLE II                                                                  1
   2.1   PLACE OF MEETINGS                                                  1
   2.2   ANNUAL MEETING                                                     1
   2.3   SPECIAL MEETING                                                    2
   2.4   NOTICE OF SHAREHOLDERS' MEETINGS                                   2
   2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE                       3
   2.6   QUORUM                                                             3
   2.7   ADJOURNED MEETING; NOTICE                                          3
   2.8   VOTING                                                             4
   2.9   VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT                  4
   2.10   SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING           5
   2.11   RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS       6
   2.12   PROXIES                                                           6
   2.13   INSPECTORS OF ELECTION                                            7

ARTICLE III                                                                 7
   3.1   POWERS                                                             7
   3.2   NUMBER OF DIRECTORS                                                7
   3.3   ELECTION AND TERM OF OFFICE OF DIRECTORS                           8
   3.4   REMOVAL                                                            8
   3.5   RESIGNATION AND VACANCIES                                          8
   3.6   PLACE OF MEETINGS; MEETINGS BY TELEPHONE                           9
   3.7   REGULAR MEETINGS                                                   9
   3.8   SPECIAL MEETINGS; NOTICE                                           9
   3.9   QUORUM                                                            10
   3.10   WAIVER OF NOTICE                                                 10
   3.11   ADJOURNMENT                                                      10
   3.12   NOTICE OF ADJOURNMENT                                            10
   3.13   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING                11
   3.14   FEES AND COMPENSATION OF DIRECTORS                               11
   3.15   APPROVAL OF LOANS TO OFFICERS                                    11

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                               TABLE OF CONTENTS
                                (Continued)                              Page



ARTICLE IV                                                                 11
   4.1   COMMITTEES OF DIRECTORS                                           11
   4.2   MEETINGS AND ACTION OF COMMITTEES                                 12


ARTICLE V                                                                  12
   5.1   OFFICERS                                                          12
   5.2   ELECTION OF OFFICERS                                              13
   5.3   SUBORDINATE OFFICERS                                              13
   5.4   REMOVAL AND RESIGNATION OF OFFICERS                               13
   5.5   VACANCIES IN OFFICES                                              13
   5.6   CHAIRMAN OF THE BOARD                                             13
   5.7   PRESIDENT                                                         13
   5.8   VICE PRESIDENTS                                                   14
   5.9   SECRETARY                                                         14
   5.10   CHIEF FINANCIAL OFFICER                                          15


ARTICLE VI                                                                 15
   6.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS                         15
   6.2   INDEMNIFICATION OF OTHERS                                         15
   6.3   PAYMENT OF EXPENSES IN ADVANCE                                    16
   6.4   INDEMNITY NOT EXCLUSIVE                                           16
   6.5   INSURANCE INDEMNIFICATION                                         16
   6.6   CONFLICTS                                                         16


ARTICLE VII                                                                17
   7.1   MAINTENANCE AND INSPECTION OF SHARE REGISTER                      17
   7.2   MAINTENANCE AND INSPECTION OF BYLAWS                              17
   7.3   MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS             17
   7.4   INSPECTION BY DIRECTORS                                           18
   7.5   ANNUAL REPORT TO SHAREHOLDERS; WAIVER                             18
   7.6   REPRESENTATION OF SHARES OF OTHER CORPORATIONS                    18


ARTICLE VIII                                                               19
   8.1   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING             19
   8.2   CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS                         19
   8.3   CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED                19
   8.4   CERTIFICATES FOR SHARES                                           19
   8.5   LOST CERTIFICATES                                                 20
   8.6   CONSTRUCTION; DEFINITIONS                                         20



                               TABLE OF CONTENTS
                                (Continued)                              Page



ARTICLE IX                                                                 20
   9.1   AMENDMENT BY SHAREHOLDERS                                         20
   9.2   AMENDMENT BY DIRECTORS                                            20


                          AMENDED AND RESTATED BYLAWS
                                       OF
                              MICREL, INCORPORATED
                                   ARTICLE I
                               CORPORATE OFFICES

       1.1   PRINCIPAL OFFICE
       The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside such state and the corporation has one or more business offices in such state, then the board of directors shall fix and designate a principal business office in the State of California.

       1.2   OTHER OFFICES
       The board of directors may at any time establish branch or subordinate offices at any place or places.
                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

       2.1   PLACE OF MEETINGS
       Meetings of shareholders shall be held at any place within or outside the State of California designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

       2.2   ANNUAL MEETING
       The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

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       2.3   SPECIAL MEETING
       A special meeting of the shareholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

       If a special meeting is called by any person or persons other than the board of directors or the president or the chairman of the board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president or the secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five
(35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

       2.4   NOTICE OF SHAREHOLDERS' MEETINGS
       All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) (or, if sent by third-class mail pursuant to Section 2.5 of these bylaws, thirty (30)) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the shareholders (but subject to the provisions of the next paragraph of this Section 2.4 any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

       If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California (the "Code"), (ii) an amendment of the articles of incorporation, pursuant to
Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code, then the notice shall also state the general nature of that proposal.


       2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
       Written notice of any meeting of shareholders shall be given either (i) personally or (ii) by first-class mail or (iii) by third-class mail but only if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the shareholders' meeting, or (iv) by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

       If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

       An affidavit of the mailing or other means of giving any notice of any shareholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

       2.6   QUORUM
       The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

       In absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in the last sentence of the preceding paragraph.

       2.7   ADJOURNED MEETING; NOTICE
       Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting


except as provided in Section 2.6 of these bylaws.

       When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five (45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

       2.8   VOTING
       The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 702 through 704 of the Code (relating to voting shares held by a fiduciary, in the name of a corporation or in joint ownership).

       The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder at the meeting and before the voting has begun.

       Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the articles of incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders. Any shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares which the shareholder is entitled to vote.

       If a quorum is present, the affirmative vote of the majority of the shares represented and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or a vote by classes is required by the Code or by the articles of incorporation.

       The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

       2.9   VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT
       The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either


before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

       Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

       2.10   SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING
       Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors.

       All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

       If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders has not been received, then the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. Such notice shall be given to those shareholders entitled to vote who have not consented in writing and shall be given in the manner specified in Section 2.5 of these bylaws. In the case of approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to
Section 310 of the Code, (ii) indemnification of a corporate "agent," pursuant to Section 317 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pur-suant to Section 2007 of the Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.


       2.11   RECORD DATE FOR SHAREHOLDER NOTICE; VOTING; GIVING CONSENTS
       For purposes of determining the shareholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in such event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Code.

       If the board of directors does not so fix a record date:
              (a) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

              (b) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

       The record date for any other purpose shall be as provided in
Article VIII of these bylaws.

       2.12   PROXIES
       Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.



       2.13   INSPECTORS OF ELECTION
       Before any meeting of shareholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more shareholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

       Such inspectors shall:
              (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
              (b)   receive votes, ballots or consents;
              (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;
              (d)   count and tabulate all votes or consents;
              (e)   determine when the polls shall close;
              (f)   determine the result; and
              (g) do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III
                                   DIRECTORS

       3.1   POWERS
       Subject to the provisions of the Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.


       3.2   NUMBER OF DIRECTORS
       (a) The authorized number of directors of the corporation shall be not less than three (3) nor more than seven (7).

       (b) The exact number of directors within the range of paragraph (a) shall be fixed and may from time to time be changed by a resolution adopted by the board of directors.

       (c) The minimum and maximum number of directors of the corporation as stated in paragraph (a) may be changed only by an amendment of paragraph (a) of this section of the bylaws approved by the holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

       3.3   ELECTION AND TERM OF OFFICE OF DIRECTORS
       Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

       3.4   REMOVAL
          The entire board of directors or any individual director may be removed from office without cause by the affirmative vote of shares holding a majority of the voting power that are entitled to vote on such removal; provided, however, that unless the entire board of directors is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the same time of such director's most recent election were then being authorized.

       3.5   RESIGNATION AND VACANCIES
       Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

       Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each direc-tor so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.


       A vacancy or vacancies in the board of directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director,
(ii) if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be elected at that meeting.

       The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election other than to fill a vacancy created by removal, if by written consent, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

       3.6   PLACE OF MEETINGS; MEETINGS BY TELEPHONE
       Regular meetings of the board of directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

       Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

       3.7   REGULAR MEETINGS
       Regular meetings of the board of directors, of which no notice need be given, shall be held after the adjournment of each annual meeting of the shareholders and at such other times as may be fixed by the board of directors.

       3.8   SPECIAL MEETINGS; NOTICE


       Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any one director.


       Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation.

       3.9   QUORUM
       A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in
Section 3.10 of these bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), Sec-tion 317(e) of the Code (as to indemnification of directors), the articles of incorporation, and other applicable law.

       A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

       3.10   WAIVER OF NOTICE
       Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

       3.11   ADJOURNMENT
       A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

       3.12   NOTICE OF ADJOURNMENT
       Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours.
If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.



       3.13   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
       Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

       3.14   FEES AND COMPENSATION OF DIRECTORS
       Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

       3.15   APPROVAL OF LOANS TO OFFICERS
       The corporation may, upon the approval of the board of directors alone, make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the board of directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the Code) on the date of approval by the board of directors, and (iii) the approval of the board of directors is by a vote sufficient without counting the vote of any interested director or directors. Notwithstanding the foregoing, the corporation's ability to make loans to its officers shall be subject to all other limitations and requirements set forth in the Code and the Sarbanes-Oxley Act of 2002.

                                   ARTICLE IV
                                   COMMITTEES

       4.1   COMMITTEES OF DIRECTORS
       The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:


              (a) the approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares;

              (b) the filling of vacancies on the board of directors or in any committee;

              (c) the fixing of compensation of the directors for serving on the board or any committee;

              (d) the amendment or repeal of these bylaws or the adoption of new bylaws;

              (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

              (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

              (g) the appointment of any other committees of the board of directors or the members of such committees.

       4.2   MEETINGS AND ACTION OF COMMITTEES
       Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws,
Section 3.6 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment), and
Section 3.13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the com-mittee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V
                                    OFFICERS

       5.1   OFFICERS
       The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Sec-tion 5.3 of these bylaws. Any number of offices may be held by the same person.

       5.2   ELECTION OF OFFICERS
       The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

       5.3   SUBORDINATE OFFICERS
       The board of directors may appoint, or may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

       5.4   REMOVAL AND RESIGNATION OF OFFICERS
       Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

       Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

       5.5   VACANCIES IN OFFICES
       A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

       5.6   CHAIRMAN OF THE BOARD
       The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors, call meetings of the shareholders and of the board of directors to be held within the limitations prescribed by law or by these bylaws, at such times and at such places as the chairman of the board shall deem proper, and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.


       5.7   PRESIDENT
       Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business, property and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the power to call meetings of the shareholders and of the board of directors to be held within the limitations prescribed by law or by these bylaws, at such times and at such places as the president shall deem proper. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

       If neither the chairman of the board, the president, nor any vice president is present at any meeting of the board of directors, a president pro tem may be chosen to preside and act at such meeting. If neither the president nor any vice president is present at any meeting of the shareholders, a president pro tem may be chosen to preside at such meeting.

       5.8   VICE PRESIDENTS
       In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

       5.9   SECRETARY
       The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or com-mittee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

       The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancel-lation.


       The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.
       5.10   CHIEF FINANCIAL OFFICER
       The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

       The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

                                   ARTICLE VI
               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
                                AND OTHER AGENTS

       6.1   INDEMNIFICATION OF DIRECTORS AND OFFICERS
       The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VI, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

       6.2   INDEMNIFICATION OF OTHERS
       The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VI, an "employee" or "agent" of the corporation (other than a director or officer)


includes any person (i) who is or was an employee or agent of the corporation,
(ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

       6.3   PAYMENT OF EXPENSES IN ADVANCE
       Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

       6.4   INDEMNITY NOT EXCLUSIVE
       The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

       6.5   INSURANCE INDEMNIFICATION
       The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

       6.6   CONFLICTS
       No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:
       (1) That it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or
       (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.


                                  ARTICLE VII
                              RECORDS AND REPORTS

       7.1   MAINTENANCE AND INSPECTION OF SHARE REGISTER
       The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

       A shareholder or shareholders of the corporation who holds at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who holds at least one percent (1%) of such voting shares and has filed a Schedule 14B with the Securities and Exchange Commission relating to the election of directors, may (i) inspect and copy the records of shareholders' names, addresses, and shareholdings during usual business hours on five (5) days' prior written demand on the corporation, (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of the shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. Such list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or five (5) days after the date specified in the demand as the date as of which the list is to be compiled.

       The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate.

       Any inspection and copying under this Section 7.1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

       7.2   MAINTENANCE AND INSPECTION OF BYLAWS
       The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of these bylaws as amended to date, which bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corpo-ration has no principal business office in such state, then the secretary shall, upon the written request of any shareholder, furnish to that share-holder a copy of these bylaws as amended to date.


       7.3   MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS
       The accounting books and records and the minutes of proceedings of the shareholders, of the board of directors, and of any committee or committees of the board of directors shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

       The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

       7.4   INSPECTION BY DIRECTORS
       Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

       7.5   ANNUAL REPORT TO SHAREHOLDERS; WAIVER
       The board of directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the corporation. Such report shall be sent at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these bylaws for giving notice to shareholders of the corporation.

       The annual report shall contain (i) a balance sheet as of the end of the fiscal year, (ii) an income statement, (iii) a statement of changes in financial position for the fiscal year, and (iv) any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

       The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record.

       7.6   REPRESENTATION OF SHARES OF OTHER CORPORATIONS
       The chairman of the board, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.


                                  ARTICLE VIII
                                GENERAL MATTERS

       8.1   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING
       For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the Code.

       If the board of directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

       8.2   CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS
       From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

       8.3   CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED
       The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

       8.4   CERTIFICATES FOR SHARES
       A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The board of directors may authorize the issuance of certificates for shares partly paid


provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the chairman of the board or the vice chairman of the board or the president or a vice presi-dent and by the chief financial officer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.

       In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

       8.5   LOST CERTIFICATES
       Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

       8.6   CONSTRUCTION; DEFINITIONS
       Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX
                    ADOPTION, AMENDMENT, OR REPEAL OF BYLAWS

       9.1   BY SHAREHOLDERS
       Bylaws may be adopted, amended, or repealed by the approval of the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote.

       9.2   BY THE BOARD OF DIRECTORS
       Subject to the right of the shareholders to adopt, amend, or repeal bylaws, bylaws, other than a bylaw or amendment thereof changing the authorized number of directors or any provision of this Article may be adopted, amended, or repealed by the board of directors. A bylaw adopted by the shareholders may restrict or eliminate the power of the board of directors to adopt, amend, or repeal any or all bylaws.